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                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20529

                                CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (date of earliest event reported):     December 15, 2003


                   MBNA AMERICA BANK, NATIONAL ASSOCIATION
                               ON BEHALF OF THE
                      MBNA MASTER CREDIT CARD TRUST II
(Issuer of the Collateral Certificate)
AND THE
MBNA CREDIT CARD MASTER NOTE TRUST
(Issuer of the MBNASeries Class A, Class B, and Class C notes)
            (Exact name of registrant as specified in its charter)



  United States                    333-104089                    51-0331454
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(State or other               (Commission File               (IRS Employer
 jurisdiction of                    Number)               Identification No.)
 incorporation)


                              Wilmington, DE 19884-0781
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-
                   (Address of principal executive office)



Registrant's telephone number, including area code  (800) 362-6255.
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ITEM 5.  OTHER EVENTS

The MBNASeries Class C(2003-7)notes were issued November 5, 2003. The net proceeds from the sale of the notes will be used by MBNA America Bank, National Association for its general corporate purposes.

The MBNASeries Class A(2003-11)notes were issued November 6, 2003. The net proceeds from the sale of the notes will be used by MBNA America Bank, National Association for its general corporate purposes.


Item 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND
EXHIBITS
The following are filed as Exhibits to this Report under Exhibit 4:

4.1 The Class C(2003-7) Terms Document to the MBNASeries Indenture Supplement to the Indenture, dated November 5, 2003, among MBNA Credit Card Master Note Trust as Issuer and The Bank of New York as Indenture Trustee.

4.2 The Class A(2003-11) Terms Document to the MBNASeries Indenture Supplement to the Indenture, dated November 6, 2003, among MBNA Credit Card Master Note Trust as Issuer and The Bank of New York as Indenture Trustee.



The following is filed as an Exhibit to this Report under Exhibit 10:

10.1 Interest Rate Swap Agreement, dated November 6, 2003 between Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank
International" and MBNA Credit Card Master Note Trust.


The following are filed as Exhibits to this Report under Exhibit 20:


20.1  MBNASeries Noteholders' Statement for the month ended
November 30, 2003.

      20.2 MBNASeries Schedule to the Noteholders' Statement for the month ended November 30, 2003.



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                                SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:     December 15, 2003


                               MBNA AMERICA BANK, NATIONAL ASSOCIATION



                                    By:         /s/Marcie Copson-Hall
                                   ----------------------------------
                                    Name:   Marcie Copson-Hall
                                    Title:  Executive Vice President